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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT


         We consent to the use in this Registration Statement of Texas United Bancshares, Inc. on Form S-4 of our report dated November 16, 2001 (except for
Note 16 as to which the date is January 3, 2002) on the consolidated financial statements of Bryan-College Station Financial Holding Company as of September 30, 2001 and 2000 and for each of the three years in the period ended September 30, 2001, appearing in the proxy statement-prospectus, which forms a part of such Registration Statement. We also consent to the references to us under the headings "Selected Historical Consolidated Financial Data of Bryan-College Station FHC" and "Experts" in such proxy statement-prospectus.



                                               /s/ Crowe, Chizek and Company LLP
                                                   Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 20, 2002